J. W. BROWN (1911-1995)   BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS          ATTORNEYS  AND  COUNSELORS  AT  LAW  JOANN M. STRASSER
ROBERT S BROWN            3500 CAREW TOWER                   AARON A. VANDERLAAN
DONALD S. MENDELSOHN      441 VINE STREET
LYNNE SKILKEN             CINCINNATI, OHIO 45202                    OF COUNSEL
AMY G. APPLEGATE          TELEPHONE (513) 381-2121               GILBERT BETTMAN
KATHRYN KNUE PRZYWARA     TELECOPIER (513) 381-2125                (1918 - 2000)
MELANIE S. CORWIN





                                  July 31, 2000


Firstar Select Funds
431 North Pennsylvania Street
Indianapolis, Indiana 46204

Gentlemen:

A legal opinion that we prepared was filed with the Pre-Effective Amendment No. 1 to your Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 5 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                              Very truly yours,


                                              ______/s/__________________
                                              Brown, Cummins & Brown Co., L.P.A.